Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman
Senior Vice President –
Finance
Horace Mann Educators
Corporation
217-788-5708 www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR FIRST QUARTER

SPRINGFIELD, Ill., April 28, 2010 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $22.6 million (55 cents per share) for the three months ended March 31, 2010, compared to net income of $13.4 million (33 cents per share) for the same period in 2009. Included in net income were net realized gains on securities of $4.9 million ($3.1 million after tax, or 7 cents per share) for the three months ended March 31, 2010. In the first quarter of 2009, net income included net realized investment losses of $0.8 million ($0.6 million after tax, or 2 cents per share). All per-share amounts are stated on a diluted basis.

“With the continuing stabilization of the financial markets in the first quarter, our net unrealized investment gain position continued to improve, with reported book value per share of $19.84 increasing 75 percent over the last twelve months,” said Louis G. Lower, President and Chief Executive Officer. “And, as we begin another year, our underlying profit fundamentals remain strong. Net income before realized investment gains and losses was 48 cents per share for the first quarter compared to 35 cents a year ago, with the prior year quarter including a charge of approximately 8 cents per share related to our property and casualty claims office consolidation and marketing transition initiatives. Within the current quarter results, strong earnings from our annuity and life segments more than offset a decrease in property and casualty earnings,” continued Lower. “Catastrophe losses were higher this year, as were sinkhole claims in Florida. The current accident year combined ratio excluding catastrophes was approximately 95 percent in the current quarter, which was about 1 percentage point higher than the prior year, primarily reflecting the loss ratio increase. Combined annuity and life segment net income increased significantly in the first quarter compared to prior year, primarily due to the positive impact of financial market performance, growth in investment income and a notable improvement in the interest margin.”

1

“While the overall economy continues to present challenges, Horace Mann’s financial stability, combined with our established position in the educator market, led to stable levels of true new auto sales and new sales of our proprietary annuity products in the quarter,” said Lower. “Looking to the remainder of 2010, we expect improvement in new business levels as we build on the momentum we’ve established to transform our distribution system to a new, more powerful model.”

Segment Earnings

The property and casualty segment recorded net income of $11.0 million for the quarter, a decrease of $1.4 million compared to the same period in 2009. Pretax catastrophe costs in the current quarter were $6.8 million compared to $4.5 million incurred in the first quarter of 2009. The first quarter 2010 property and casualty combined ratio was 96.4 percent, including 5.0 percentage points due to catastrophe costs, compared to 94.6 percent, including 3.3 percentage points due to catastrophe costs, in the prior year period. Favorable prior years’ reserve development totaling $4.5 million was recorded in the first quarter, which represented 3.3 percentage points on the combined ratio, compared to $3.4 million, or 2.5 percentage points on the combined ratio, recorded in the first quarter of 2009. In the first quarter of 2009, property and casualty pretax income was reduced by $4.4 million due to charges related to the company’s claims office consolidation and distribution initiatives.

Annuity segment net income was $7.3 million for the three months ended March 31, 2010, reflecting an increase of $6.1 million compared to the same period in 2009. In the current quarter, the positive financial market performance had a favorable impact on both the valuation of annuity deferred policy acquisition costs and the level of guaranteed minimum death benefit reserves, and favorably affected the level of charges and fees earned on variable contract deposits in the quarter compared to prior year. In addition, the interest margin earned on fixed annuity assets increased significantly compared to a year earlier, with net interest spreads reaching 1.90 percent for the current period, up 47 basis points compared to the first quarter of 2009. Total annuity net fund flows continued to be positive in the current period, as they were throughout 2008 and 2009, with total accumulated account values increasing 18 percent compared to a year earlier. Total cash value persistency of 94 percent increased about 1 percentage point compared to prior year.

Life segment net income of $4.6 million for the first quarter increased $1.2 million compared to the same period in 2009, primarily due to growth in investment income. An increase in mortality costs in the current period was offset by lower operating expenses. Life persistency remained in excess of 94 percent.

2

Segment Revenues

The company’s total premiums written and contract deposits increased 8 percent compared to the three months ended March 31, 2009, primarily reflecting an increase in annuity deposit receipts.

Total property and casualty premiums written increased 2 percent for the current quarter, reflecting increases in average property and auto premiums per policy.

Annuity deposits received increased 23 percent compared to the three months ended March 31, 2009, comprised of a 45 percent increase in single deposit and rollover receipts and an 11 percent increase in scheduled, flexible premium annuity deposit receipts. Life segment insurance premiums and contract deposits decreased 1 percent compared to the prior year period.

Sales and Distribution

For the first quarter of 2010, total new auto sales units decreased 3 percent compared to the prior year, while true new auto sales were comparable to the first three months of 2009. Following growth of 50 percent in the first quarter of 2009, total annuity sales decreased 9 percent in the current quarter compared to prior year, largely driven by a decrease in sales of third-party vendor products. Total new life production decreased 14 percent compared to the prior year, also significantly impacted by a decline in sales of third-party vendor products.

At March 31, 2010, there were 305 Horace Mann Exclusive Agencies, an increase of 55 compared to December 31, 2009. The company’s Exclusive Agent opportunity was launched on January 1, 2009. Of the 305 Exclusive Agencies at quarter-end, 182 were formed by previous Employee Agents and 123 were formed by new appointments. “We are encouraged by the continuing increases in the number of Exclusive Agencies. This growth, coupled with the positive impact that our new Agency Business Model is having on productivity and the recent enhancements made to our field sales management structure, bodes well for Horace Mann’s future growth prospects,” said Lower. In addition to the Exclusive Agencies, there were 379 Employee Agents at quarter-end. Combined, there were 684 Exclusive Agencies and Employee Agents at March 31, 2010, compared to 716 at December 31, 2009 and 675 at March 31, 2009. “While we did experience a decline in the total number of agencies and agents in the first quarter — a seasonal pattern that is not unusual for us — we expect increases over the remainder of the year to result in a net growth in our year-end agency force compared to prior year.”

3

Investment Gains and Losses

In the first quarter of 2010, pretax net realized investment gains were $4.9 million, which included a $0.7 million credit-related impairment write-down and less than $0.1 million of realized impairment losses on securities that were disposed of during the quarter. The impairment amounts were more than offset by $5.6 million of realized gains on other security disposals.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $101.7 million at March 31, 2010 continued to reflect improvement compared to the net unrealized gain of $36.1 million at December 31, 2009 and the net unrealized loss of $359.6 million recorded at March 31, 2009. “The widespread improvement in the credit markets has continued into 2010,” said Lower. “And, the underlying quality of our investment portfolio clearly has been evidenced in our net income and book value results over the last 12 months.”

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2010	2009	% Change
DIGEST OF EARNINGS
Net income	$22.6	$13.4	68.7%

Net income per share:
Basic	$0.58	$0.34	70.6%
Diluted	$0.55	$0.33	66.7%

Weighted average number of shares and equivalent shares (in millions)
Basic	39.2	39.2	-
Diluted	40.9	40.4	1.2%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$238.7	$221.3	7.9%

Return on equity (A)	12.8%	1.9%	N.M.

Property & Casualty GAAP combined ratio	96.4%	94.6%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	5.0%	3.3%	N.M.

Exclusive agencies (B)	305	91	235.2%
Employee agents (C)	379	584	-35.1%
Total	684	675	1.3%

Additional Per Share Information

Dividends paid	$0.08	$0.0525	52.4%

Book value (D)	$19.84	$11.35	74.8%

Financial Position

Total assets	$6,597.2	$5,526.3	19.4%
Short-term debt	38.0	38.0	-
Long-term debt	199.6	199.6	-
Total shareholders' equity	778.2	444.7	75.0%

N.M. - Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(B)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). The agreement states that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agency. An individual may sign multiple Exclusive Agent agreements resulting in creation of multiple Exclusive Agencies.
(C)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.
(D)	Book value per share excluding the fair value adjustment for investments was $18.29 at March 31, 2010 and $16.43 at March 31, 2009. Ending shares outstanding were 39,219,927 at March 31, 2010 and 39,169,009 at March 31, 2009.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2010	2009	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$166.4	$162.5	2.4%
Net investment income	65.9	57.9	13.8%
Net realized investment gains (losses)	4.9	(0.8)	N.M.
Other income	1.5	2.9	-48.3%

Total revenues	238.7	222.5	7.3%

Benefits, claims and settlement expenses	112.9	107.8	4.7%
Interest credited	35.6	33.7	5.6%
Policy acquisition expenses amortized	20.1	23.0	-12.6%
Operating expenses	34.7	35.7	-2.8%
Amortization of intangible assets	-	0.2	-100.0%
Interest expense	3.5	3.5	-

Total benefits, losses and expenses	206.8	203.9	1.4%

Income before income taxes	31.9	18.6	71.5%
Income tax expense	9.3	5.2	78.8%

Net income	$22.6	$13.4	68.7%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$129.9	$128.2	1.3%
Involuntary and other property & casualty	1.3	0.9	44.4%

Total Property & Casualty	131.2	129.1	1.6%

Annuity deposits	84.2	68.7	22.6%

Life	23.3	23.5	-0.9%

Total	$238.7	$221.3	7.9%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$11.0	$12.4	-11.3%

Annuity	7.3	1.2	N.M.

Life	4.6	3.4	35.3%

Corporate and other (A)	(0.3)	(3.6)	-91.7%

Net income	22.6	13.4	68.7%

Catastrophe costs, after tax, included above (B)	(4.4)	(2.9)	51.7%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2010	2009	% Change
PROPERTY & CASUALTY

Premiums written	$131.2	$129.1	1.6%
Premiums earned	137.7	135.0	2.0%
Net investment income	8.9	8.3	7.2%
Other income	-	1.4	-100.0%
Losses and loss adjustment expenses (LAE)	98.4	93.6	5.1%
Operating expenses (includes policy acquisition expenses amortized)	34.3	34.2	0.3%
Income before tax	13.9	16.9	-17.8%
Net income	11.0	12.4	-11.3%

Net investment income, after tax	7.6	7.0	8.6%

Catastrophe costs, after tax (A)	4.4	2.9	51.7%
Catastrophe losses and LAE, before tax	6.8	4.5	51.1%
Reinsurance reinstatement premiums, before tax	-	-	-

Operating statistics:
Loss and loss adjustment expense ratio	71.5%	69.3%	N.M.
Expense ratio	24.9%	25.3%	N.M.
Combined ratio	96.4%	94.6%	N.M.

Effect on the combined ratio of:
Catastrophe costs	5.0%	3.3%	N.M.
Claims office consolidation costs (all in LAE)	-	2.3%	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$129.9	$128.2	1.3%
Automobile	93.3	92.9	0.4%
Property	36.6	35.3	3.7%

Premiums earned (voluntary) (B)	136.8	134.4	1.8%
Automobile	92.6	91.7	1.0%
Property	44.2	42.7	3.5%

Policies in force (voluntary) (in thousands)	786	795	-1.1%
Automobile	525	532	-1.3%
Property	261	263	-0.8%

Policy renewal rate (voluntary)
Automobile (6 months)	91.0%	91.1%	N.M.
Property (12 months)	88.9%	88.8%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	70.3%	70.6%	N.M.
Expense ratio	24.9%	25.8%	N.M.
Combined ratio	95.2%	96.4%	N.M.

Effect on the combined ratio of:
Catastrophe costs	0.1%	0.5%	N.M.
Claims office consolidation costs (all in LAE)	-	2.7%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	73.6%	66.8%	N.M.
Expense ratio	25.2%	24.2%	N.M.
Combined ratio	98.8%	91.0%	N.M.

Effect on the combined ratio of:
Catastrophe costs	15.3%	9.5%	N.M.
Claims office consolidation costs (all in LAE)	-	1.5%	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$2.7	$2.5	8.0%
Total property	1.8	0.4	N.M.
Other property and casualty	-	0.5	-100.0%
Total	4.5	3.4	32.4%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company's property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2010	2009	% Change
ANNUITY

Contract deposits	$84.2	$68.7	22.6%
Variable	27.4	26.2	4.6%
Fixed	56.8	42.5	33.6%
Contract charges earned	4.3	3.2	34.4%
Net investment income	40.4	34.8	16.1%
Net interest margin (without realized investment gains and losses)	14.8	10.8	37.0%
Other income	0.9	0.8	12.5%
Mortality loss and other reserve changes	(0.3)	(0.6)	-50.0%
Operating expenses (includes policy acquisition expenses amortized)	8.6	12.5	-31.2%
Income before tax	11.1	1.7	N.M.
Net income	7.3	1.2	N.M.

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$1.2	$(3.0)	N.M.
Guaranteed minimum death benefit reserve	0.1	(0.5)	N.M.

Annuity contracts in force (in thousands)	178	175	1.7%
Accumulated value on deposit	$3,811.7	$3,221.8	18.3%
Variable	1,281.5	884.3	44.9%
Fixed	2,530.2	2,337.5	8.2%
Annuity accumulated value retention - 12 months
Variable accumulations	93.7%	93.1%	N.M.
Fixed accumulations	94.5%	93.9%	N.M.

LIFE

Premiums and contract deposits	$23.3	$23.5	-0.9%
Premiums and contract charges earned	24.4	24.3	0.4%
Net investment income	16.9	15.0	12.7%
Income before tax	7.1	5.4	31.5%
Net income	4.6	3.4	35.3%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.1)	$(0.1)	-

Life policies in force (in thousands)	212	220	-3.6%
Life insurance in force	$13,754	$13,651	0.8%
Lapse ratio - 12 months (Ordinary life insurance)	5.2%	5.5%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains (losses)	$4.9	$(0.8)	N.M.
Interest expense	(3.5)	(3.5)	-
Other operating expenses, net investment income and other income	(1.6)	(1.1)	45.5%
Loss before tax	(0.2)	(5.4)	-96.3%
Net loss	(0.3)	(3.6)	-91.7%

N.M.	- Not meaningful.
(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items.

The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2010	2009	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2010, $3,559.0; 2009, $3,025.0)	$3,638.0	$2,713.9	34.1%
Equity securities, at fair value (cost 2010, $31.5; 2009, $50.8)	31.6	31.4	0.6%
Short-term investments	149.0	300.7	-50.4%
Short-term investments, securities lending collateral	-	-	-
Policy loans and other	117.8	110.1	7.0%

Total Annuity and Life investments	3,936.4	3,156.1	24.7%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2010, $752.9; 2009, $681.6)	773.0	658.5	17.4%
Equity securities, at fair value (cost 2010, $18.0; 2009, $21.9)	20.5	15.9	28.9%
Short-term investments	13.4	43.8	-69.4%
Short-term investments, securities lending collateral	-	-	-

Total Property & Casualty investments	806.9	718.2	12.4%

Corporate investments	21.0	23.6	-11.0%

Total investments	4,764.3	3,897.9	22.2%

Net investment income
Before tax	$65.9	$57.9	13.8%
After tax	44.7	39.1	14.3%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment loss
Property & Casualty	$2.4	$(8.2)	N.M.
Annuity	1.8	4.1	-56.1%
Life	0.7	3.3	-78.8%
Corporate and Other	-	-	-

Total, before tax	4.9	(0.8)	N.M.
Total, after tax	3.1	(0.6)	N.M.
Per share, diluted	$0.07	$(0.02)	N.M.

N.M.	- Not meaningful.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	March 31, 2010		December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
FIXED MATURITY & EQUITY SECURITY INVESTMENTS	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
Fixed income securities
U.S. government and federally sponsored agency bonds	$389.5	$(10.0)	$(13.8)	$2.0	$(2.5)	$3.4
Municipal bonds	902.7	28.9	22.8	56.1	6.3	(3.7)
Corporate bonds
Financial institutions	289.6	14.1	8.1	6.9	(11.0)	(35.3)
Other	1,414.0	88.7	73.0	84.6	(14.3)	(140.1)
High yield	212.4	(1.8)	(5.9)	(11.8)	(26.4)	(28.0)
Foreign government bonds	49.1	2.8	2.0	3.0	0.7	(0.1)
Mortgage-backed securities
Prime agency	487.2	17.6	18.3	23.9	18.5	21.2
Prime other	15.9	0.3	0.4	0.5	(0.8)	(0.2)
Sub-prime, Alt-A	0.5	(0.1)	(0.1)	(0.4)	(0.8)	(0.9)
Commercial mortgage- backed securities	284.1	(51.5)	(67.5)	(71.7)	(106.6)	(115.8)
Asset-backed securities
Sub-prime, Alt-A	0.4	-	-	(0.5)	(0.3)	(0.1)
Collateralized debt obligations, collateralized loan obligations	31.0	(1.9)	(4.1)	(3.3)	(4.0)	(4.7)
Other	274.8	12.0	8.2	4.5	(4.8)	(8.3)
Preferred stocks
Financial institutions	68.7	(1.3)	(6.4)	(9.5)	(19.7)	(34.2)
Other	41.4	2.8	0.3	(0.7)	(6.1)	(12.5)

Total fixed income securities	4,461.3	100.6	35.3	83.6	(171.8)	(359.3)
Common stocks	1.8	1.1	0.8	0.5	0.5	(0.3)
Derivatives	-	-	-	-	-	-

Total fixed maturity and equity security investments	$4,463.1	$101.7	$36.1	$84.1	$(171.3)	$(359.6)